SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: February 6, 2007


                                 TRILLIANT, INC.
             (Exact name of registrant as specified in its charter)


         Nevada                     000-50101                     91-2135425
(State of incorporation        (Commission File No.)          (I.R.S. Employer
   or organization)                                          Identification No.)


     5046 East Boulevard, Northwest
             Canton, Ohio                                           44718
(Address of principal executive offices)                         (Zip Codes)


                                 (330) 966-8120
              (Registrant's telephone number, including area code)


                             E AND S HOLDINGS, INC.
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4 (c) under the
    Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 1st, 2007 the Company entered into a definitive and binding agreement to purchase a 100% interest in a series of eleven mining claims located in the Fort a la Corne area of Saskatchewan, Canada from Blackedge Strategic Capital and Consulting Ltd a private company. Consideration for the acquisition of the claims is 1.75 million common shares of the Company. The acquisition is subject to customary due diligence and is expected to close in early March 2007.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

Material Contracts -

Exhibit No.

10.1 Fort a la Corne Mineral Property Purchase Agreement between Blackedge Strategic Capital and Consulting Ltd. and Trilliant Inc. dated as of February 1st, 2007

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Date: February 6th, 2007

                                        Trilliant, Inc.


                                        By: /s/ Edward A. Barth
                                           -------------------------------------
                                           Edward A. Barth, Chief Executive
                                           Officer, Chief Financial Officer